UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 28, 2008

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

700 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 28, 2008, the Compensation Committee of the Board of Directors of Synopsys, Inc. (the "Company") approved the Synopsys Executive Incentive Plan ("EIP") for fiscal 2008.  The EIP sets forth the Company performance objectives against which executive officers will be measured after the completion of fiscal 2008 in order to determine the actual bonus compensation earned by each executive officer.  The performance criteria are the Company's fiscal 2008 revenue target, fiscal 2008 non-GAAP operating margin target, fiscal 2009 revenue backlog target, and fiscal 2010 revenue backlog target, all of which are described more fully in the EIP attached as Exhibit 10.49 hereto and incorporated herein by reference.  The amount of the target bonus compensation for 2008 was approved by the Compensation Committee of the Company on December 4, 2007 and disclosed with respect to the named executive officers and our chief financial officer in Item 5.02 of our Current Report on Form 8-K filed with the Commission on December 10, 2007, which information is incorporated by reference here.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits

10.49       Executive Incentive Plan (2008)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2008	SYNOPSYS, INC.

/s/ Brian E. Cabrera
Brian E. Cabrera
Vice President, General Counsel
and Corporate Secretary

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Exhibit Index

Exhibit Number	Exhibit Title

10.49	Executive Incentive Plan (2008)